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                                                                    Exhibit 23.1

                    Consent of Independent Registered Public
                                Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 23, 2004 (except Note 13, as to which date is January 19, 2005), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-120757) and related Prospectus of AlgoRx Pharmaceuticals, Inc.
dated January 20, 2005.




                                                           Ernst & Young LLP


MetroPark, New Jersey



The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 13 to the financial statements.

                                                       /s/ Ernst & Young LLP


MetroPark, New Jersey
January 19, 2005